UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SEELOS THERAPEUTICS, INC.

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Seelos Announces Second Postponement of its Annual Meeting of Stockholders

NEW YORK, October 24, 2024 /PRNewswire/ -- Seelos Therapeutics, Inc. (OTCQB: SEEL) (“Seelos”), a clinical-stage biopharmaceutical company focused on the development of therapies for central nervous system disorders and rare diseases, today announced that its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), which was previously postponed to Friday, October 25, 2024, from its originally scheduled date of Friday, September 27, 2024, has been further postponed. The Annual Meeting is now scheduled to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SEEL2024, on Monday, November 25, 2024 at 8:00 a.m., Eastern Time. The record date for the Annual Meeting, August 19, 2024, is unchanged and applies to the postponed Annual Meeting.

The Annual Meeting has been postponed due to an anticipated lack of quorum, and to provide further time to solicit proxies from the Company’s stockholders. Seelos’ Board of Directors unanimously recommends that you vote FOR the Board of Director nominees and FOR all other proposals identified in the Company’s proxy statement for the Annual Meeting. Stockholders who have already cast their votes do not need to take any action, unless they wish to change or revoke their prior proxy or voting instructions, and their votes will be counted at the postponed Annual Meeting. For stockholders who have not yet cast their votes, we urge them to vote their shares now, so they can be tabulated prior to the postponed Annual Meeting.

About Seelos Therapeutics

Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders and other rare diseases.

For more information, please visit our website: https://seelostherapeutics.com, the content of which is not incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION

Seelos has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on August 20, 2024. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY SEELOS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials, and any other documents filed by Seelos with the SEC, at the SEC’s web site at http://www.sec.gov or on the “SEC Filings” section of Seelos’ website at https://seelostherapeutics.com.

Participants in the Solicitation

Seelos, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Seelos. Information about Seelos' executive officers and directors, including information regarding the direct or indirect interests, by security holdings or otherwise, is available in Seelos’ definitive proxy statement for its Annual Meeting, which was filed with the SEC on August 20, 2024. To the extent holdings by our directors and executive officers of Seelos securities reported in the proxy statement for the Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC's website at http://www.sec.gov.

Forward-Looking Statements

Statements made in this press release, which are not historical in nature, constitute forward-looking statements related to Seelos for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements are based on Seelos' current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks associated with Seelos' business and plans described herein include, but are not limited to, the risk of not receiving stockholder approval of any of the proposals to be presented at the Annual Meeting, the risks related to raising capital to fund its development plans and ongoing operations and risks related to Seelos' current stock price, as well as other risk factors and matters set forth in our periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q, including Seelos’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact Information:

Mike Moyer
Managing Director
LifeSci Advisors, LLC
250 West 55th St., Suite 3401
New York, NY 10019
(617) 308-4306
mmoyer@lifesciadvisors.com